Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder U.S. Treasury Money Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

           For             Against           Abstain        Broker Non-Votes*
           ---             -------           -------        -----------------

       185,121,475        13,145,641        8,381,041               0

2.    To elect Trustees.

                                                                    Number of Votes:
                                                                    ----------------

                            Trustee                          For                      Withheld
                            -------                          ---                      --------

               Henry P. Becton, Jr.                      196,129,126                 10,519,031

               Dawn-Marie Driscoll                       196,106,762                 10,541,394

               Peter B. Freeman                          196,066,230                 10,581,927

               George M. Lovejoy, Jr.                    196,233,918                 10,424,239

               Dr. Wesley W. Marple, Jr.                 196,185,648                 10,462,509

               Daniel Pierce                             196,063,077                 10,585,080

               Kathryn L. Quirk                          195,786,753                 10,861,404

               Jean C. Tempel                            196,156,788                 10,491,369


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)

                                Number of Votes:
                                ----------------

           For             Against          Abstain        Broker Non-Votes*
           ---             -------          -------        -----------------

       213,594,042        29,362,598       15,157,990           610,257


                     14 - Scudder U.S. Treasury Money Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:

           For             Against         Abstain         Broker Non-Votes*
           ---             -------         -------         -----------------

       220,900,548        22,974,105      14,850,235               0

5. To approve the revision of certain fundamental investment policies.


                                                                                   Number of Votes:
                                                                                   ----------------

                                                                                                                   Broker
                      Fundamental Policies                      For            Against           Abstain         Non-Votes*
                      --------------------                      ---            -------           -------         ----------

               5.1   Diversification                        171,344,086       20,409,917       14,894,154            0

               5.2   Borrowing                              170,764,911       20,989,092       14,894,154            0

               5.3   Senior securities                      171,171,869       20,582,134       14,894,154            0

               5.4   Concentration                          171,116,239       20,637,764       14,894,154            0

               5.5   Underwriting of securities             170,978,235       16,662,091       19,007,831            0

               5.6   Investment in real estate              170,948,239       16,703,632       18,996,286            0

               5.7   Purchase of physical
                     commodities                            170,617,638       16,857,341       19,119,178            0

               5.8   Lending                                170,908,393       16,644,325       19,095,439            0

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

            For                      Against                    Abstain
            ---                      -------                    -------

        190,434,315                 4,188,931                  12,024,911

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                     15 - Scudder U.S. Treasury Money Fund